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                                                                      EXHIBIT 99

May 30, 2000



To our Stockholders:

         This letter is to inform you of various events which have occurred within the company since October 1, 1999. As you may be aware, the Company is not current in its filings with the Securities and Exchange Commission (the "SEC"). The last periodic or other report the Company was able to file with the SEC was its Quarterly Report on Form 10-Q for the quarter ended September 30, 1999. Since that time, significant events have occurred which the Board of Directors and management of the Company want to relay to you. More detailed information will be provided in filings which the Company intends to make with the SEC when the information becomes available.

         While the chronology below outlines a series of very negative events in the Company history, the Company has been able to survive these adversities and is in the process of attempting to reposition and expand its viatical services business through the introduction of new products and the pursuit of new markets.

CHRONOLOGY OF EVENTS:

         In June, 1999, the Company engaged the investment banking firm of W.J. Nolan to act as its financial advisor in connection with structuring a private placement debt offering. The Company ceased this effort in February, 2000 and is currently evaluating plans to raise additional capital. There can be no assurance that the Company will able to obtain capital at all or on terms favorable to the Company. If the Company is unable to obtain additional capital, or is unable to generate sufficient revenues and earnings in its viatical business, the Company's business and financial condition will be materially adversely affected and there can be no assurance the Company will be able to continue as a going concern.

         On November 18, 1999, the Company notified its senior secured lender, the Provident Bank of Cincinnati (the "Bank") that it was aware that it was in violation of certain loan covenants for the quarter ended September 30, 1999. On December 10, 1999, the Bank agreed to waive the right to any remedies it was entitled to seek as a result of these covenant violations and modified the covenants.

         On January 11, 2000, the Company notified the Bank that the assets used to secure the senior loan had deteriorated and that the loan was under collateralized by approximately $950,000 as of December 31, 1999. Accordingly, the Company was in violation of the revised covenants.

         On January 26, 2000, the Company received and accepted the resignation of Robert Hoover as President of the Company and the office solutions subsidiary, Imtek Corp. d/b/a Imtek Office Solutions and as a director of all Imtek entities except for his directorship on the board of


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the Company. Richard Guilford, a director of both companies, replaced Mr. Hoover in these positions.

         On February 10, 2000, the Company and the Bank entered into a second modification and waiver agreement changing certain covenants and collateral eligibility. As an inducement to enter into this agreement, the Company granted the Bank warrants equal to 1/2 of 1 percent of the Company. These warrants are exercisable at any time from February 1, 2001 through June 30, 2003 at $.10 per share. The Company also granted the Bank a put option on these warrants which grants the holder the right to require the Company to require the Company to redeem the warrants at any time prior to the time they expire at a price of $5 per share. Based on the number of shares currently outstanding, the Company would be required to pay approximately $200,000 in order to fund such a redemption in full.

         Under the terms of the second modification and waiver agreement, the Bank requested the Company's senior officers and former management director to guarantee up to $1.2 million of its debt. Messrs. Edwin Hirsch, Brad Thompson, Richard Guilford and Robert Brown complied with this request. The four senior officers who complied with the Bank's request entered into an agreement with the Company to provide these guarantees for a fee of $25,000 each, payable when the Company had the ability to fund the payment to these executives. These arrangements were approved unanimously by the Company's board of directors.

         In February 2000, the management of the Company began informal conversations with several groups about possible equity infusions and the sale of certain operating locations within the office solutions segment of the Company's business. The Company later engaged the McShane Group to assist management with formalizing a plan to repay its creditors and/or sell the office solutions segment. The Company was not successful in either obtaining equity or selling the office solutions portion of its business.

         On March 13, 2000, the Bank issued a letter to the Company that it was in default under the Bank loan. Under the terms of a subordination agreement between the Bank and Finova Financial ("Finova"), the Company's subordinate lender, the Bank also invoked certain rights contained in that agreement including, among other things, a 180 day stand-still provision which bars Finova from receiving any interest payments or exercising any rights or remedies in connection with its $6.0 million subordinated debt.

         On April 1, 2000, the Bank provided the Company with notice that it intended to conduct a secured creditor's sale of the assets of the Company's office solutions operations pursuant to the Uniform Commercial Code - Secured Transactions Section 9-504, Title 9 COMMERCIAL LAW ARTICLE, ANNOTATED CODE OF MARYLAND, as amended, and that this was to occur after April 14, 2000.

         On April 12, 2000, the Company completed the purchase of Barbera Business Systems, Inc. (BBSI). Prior to the purchase, the Company owned 60% of BBSI. The Company purchased the remaining 40% of BBSI by exchanging 350,000 shares of Imtek Office Solutions, Inc. common stock for the remaining 400 shares of common stock of BBSI (which represented the remaining 40% interest in BBSI).



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         On April 17, 2000, the Board of Directors of Imtek Funding Corp. t/a
Beneficial Assistance (IFC), the subsidiary of the Company which conducts the viatical business, met and elected new officers. The new officers are: Brad Thompson (President and Treasurer), Edwin Hirsch and Richard Guilford (Vice Presidents), and Robert Brown (Vice President and Secretary). This slate of officers replaced David Hoover as President, Steven Warren as Vice President and John Hoover as Vice President, Secretary and Treasurer. The Board also elected Richard Guilford and Edwin Hirsch as its Chairman and Vice Chairman, respectively.

         On April 18, 2000, a lawsuit was filed by various Imtek entities against Robert W. Hoover, David Hoover, John Hoover, Steven Warren and certain other entities controlled by Messrs. Hoover and Warren in the Circuit Court for Baltimore County. Among other things, the lawsuit alleged certain breaches of corporate loyalties, violation of a covenant not to compete and the improper diversion of funds. The suit was settled under the terms of a confidential settlement agreement dated April 21, 2000. To date, the Company has received $2.5 million in connection with the settlement of the lawsuit, and expects to receive $3.5 million in additional payments over the course of the next 14 months. The Company's financial condition will be materially adversely affected if the future payments due to the Company are not made. Also, in connection with this, approximately 1.1 million shares representing 12.5% of the Company's common stock (on a fully-diluted basis) were surrendered to the Company and Robert Hoover resigned from the Company's board of directors on the date of settlement. As a result of the lawsuit, the Board of Directors installed the team identified above to take responsibility for managing the Company's viatical business. This team, while knowledgeable of the viatical industry, was not previously involved in the day-to-day operations of the Company's viatical business. As a result, there can be no assurance that this management team will be able to effectively operate this business or that the Company will be able to identify and hire suitable managers in the future.

         On April 20, 2000, the assets used to conduct the business of the office solutions segment of the Company were sold by the Bank through a private secured party sale to Communications Office Products, Inc. and SMA Imaging, Inc. of Philadelphia, Pennsylvania. The Bank held a first priority security interest in all of the Company's assets and was owed approximately $4.3 million at the time of sale. The funds generated from the purchase price paid of $2.6 million were used to reduce the Bank's loan, leaving an outstanding balance of approximately $1.7 million. As a result of the secured party sale, the office solutions business segment formerly conducted by Imtek Corporation and BBSI was terminated and Imtek Corporation and BBSI, the Company's subsidiaries which formerly engaged in that business, have no further business or assets. The Company has certain lease and guaranty obligations relating to Imtek Corporation's business for which the Company may be liable.

         Since the secured party sale, the Company has paid down approximately $1.4 million from funds primarily generated from the settlement with the Hoovers, et. al. The Company has a remaining balance due to the Bank of approximately $300,000 as of the date of this letter, which is secured by a cash deposit being held by the Bank.

         On May 5, 2000, the Company paid $25,000 to each of the officers that guaranteed the loan from the senior secured lender, in accordance with the terms of the agreement outlined above.

         The Company has recently commenced negotiations with Finova to restructure its $6.0 million debt. Finova's loan is securitized by substantially all of the Company's assets with certain rights subordinated to the Company's senior secured lender. Under the original terms of this loan agreement, interest at the rate of 14% per annum is payable monthly through May, 2003, at which time the entire principal balance is due. As required under the terms of the



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default letter from the Company's senior secured lender, the Company has not made the interest payments due to Finova for the months of March, April and May, 2000. Interest payments will not be resumed until the earlier of the Company's senior secured lender being paid in full or September 18, 2000.

         While the Company expects it will be able to reach agreement with Finova, there can be no assurance that the Company will be able to do so. If the Company is unable to reach agreement and Finova exercises available remedies, the Company may no longer be able to operate as a going concern without resorting to relief under Chapter 11 of the United States Bankruptcy Code.

CERTAIN LITIGATION:

         Since the Company's last Quarterly Report on Form 10-Q was filed, the Company has become party to or involved in the following legal proceedings and investigations:

         As previously reported, the states of Virginia, Iowa and Colorado are conducting investigations into whether viatical settlement contracts sold or brokered by the Company, as well as others, constitute securities which require registration under applicable state securities laws. In March 2000, the Company received notice that the State of North Carolina was also conducting an inquiry. Should any enforcement action be instituted, the Company intends to vigorously defend its position that viatical settlement contracts are not securities as defined by those states.

         The state of Pennsylvania has also recently requested certain information from the Company and has indicated that it is conducting a similar inquiry of viatical agents in the state of Pennsylvania. The Company intends to comply with this request.

         In March 2000, the state of Indiana issued a cease and desist order against Imtek Funding d/b/a Beneficial Assistance and a number of other companies engaged in the viatical business, finding that viatical settlement contracts were securities within the meaning of Indiana law. In response, the Company has ceased all offers and sales of viatical settlements in the state of Indiana. In addition, the state legislature of Indiana, under an emergency enactment clause, recently amended the state's definition of a "security" to expressly include viatical settlement contracts. The Company intends to comply with Indiana law and not conduct any further business in that state.

         On May 8, 2000, the Company received a cease and desist order from the state of Tennessee finding that a viatical settlement contract was a security under the meaning of the laws of Tennessee. The Company has ceased all offers and sales of viatical settlements in the state of Tennessee. In addition, the state of Tennessee recently enacted legislation which amends the state's definition of a "security" to expressly include viatical settlement contracts. The new law becomes effective January 1, 2001. The Company is currently discussing with counsel the appropriate response to the state's order in light of the new law.

         On March 14, 2000, various Imtek entities were sued by Nicholas Angelozzi, Jr. and the Stacy L. Angelozzi Trust under the terms of the notes held by them for a total of $400,000. The



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Company issued these notes in order to secure funds which were used in the office solutions business. On May 17, 2000 the Company repaid the note from the Stacy L. Angelozzi Trust and the parties agreed to stand down on the lawsuit from Nicholas Angelozzi, Jr. until August, 2000.

         Imtek Corporation, the subsidiary in which the Company conducted its office solutions business, is subject to several lawsuits from trade creditors and others. The Company is defending some but not all of these suits. As noted above, this subsidiary no longer conducts business and has no assets.

RESTATEMENT OF FINANCIAL STATEMENTS AND PUBLIC REPORTING:

         The Company has considered the manner in which the matters which are outlined in this letter impact its financial statements. As a result of these matters, and principally as a result of the Company's April 21, 2000 settlement of its lawsuit against the Hoovers, et al., the Company believes that it will be appropriate to restate its financial statements for its fiscal years ending June 30, 1998 and 1999 and for the quarter ended September 30, 1999. The Company has not had an opportunity to finally determine the manner in which all of these matters will be accounted for or how they should be allocated among the affected periods, but expects that the Company's earnings for such periods may have been materially understated.

         Also, while the results of operations the Company has previously reported for its fiscal years ended June 30, 1998 and 1999 and for the quarter ended September 30, 1999 may have been understated, the Company's earnings and financial condition have been materially adversely affected by factors occurring since that time, including the sale of the Company's office solutions business and losses generated by that business prior to its sale. The Company is in the process of completing its financial statements for this period and the Company expects that these financial statements will reflect the write off and reduction in the carrying value of assets relating to this business it had previously included in its financial statements. While the Company is unable to quantify its losses at this time, the Company expects that it will report very substantial losses for the nine-month period ended March 31, 2000. As a result of these losses, the Company also expects that its balance sheet at March 31, 2000 will reflect very substantial negative stockholders' equity.

         The Company intends to file appropriate reports with the SEC as soon as its accounting is complete in order to restate its financial statements and to otherwise bring its SEC reports current. The Company is evaluating the benefits to the Company of continuing to voluntarily file reports with the SEC, following the time it brings its reports current with the filing of its Quarterly Report on Form 10-Q for the period ended March 31, 2000, in light of the costs the Company will incur in connection with filing SEC reports beyond that time. The Company will make appropriate filings to notify the SEC it will no longer file reports if the Company concludes it is in the Company's best interests to no longer make voluntary filings with the SEC.

                                    * * * * *

         As noted above, this has been a difficult time for our Company. As a result of these actions, the Company intends to focus exclusively on the viatical business in the future. The Company intends to aggressively pursue this business through the marketing of its current



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products and services in those states in which they may be lawfully offered and through the introduction of new product offerings.


                                              Respectfully submitted,


                                              Board of Directors


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